ATHENA SILVER CORPORATION TO BE FEATURED ON THE MONEY CHANNEL

FOR IMMEDIATE RELEASE                                                         November 24, 2010

BOULDER, COLORADO, “Athena Silver Corporation (OTCBB: AHNR) announced today that beginning next week it will be featured on The Money Channel and American Scene financial talk radio.”

Safe Harbor

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such statement reflects the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov).

Contact: John C. Power, CEO; 707-884-3766 ; johncaseypower@gmail.com